TPG Reports Third Quarter 2026 Financial Results Quarter Ended September 30, 2026

TPG | 2 San Francisco and Fort Worth, Texas – October 29, 2026 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, today reported its unaudited results for the third quarter ended September 30, 2026. A detailed presentation is available through the Investor Relations section of TPG’s website at shareholders.tpg.com. “TPG delivered an exceptional third quarter, reflecting broad-based momentum across the firm and continued progress across each of our strategic objectives,” said Jon Winkelried, Chief Executive Officer. “Given the quality of our investment performance and the depth of our relationships, we expect to exceed our fundraising target of $50 billion this year, with $15 billion raised in the quarter and nearly $42 billion year-to-date. With a record $86 billion of dry powder and an increasingly attractive opportunity set ahead, we are well positioned to capitalize on this environment and create long-term value for our stakeholders.” Dividend TPG has declared a quarterly dividend of $0.55 per share of Class A common stock to holders of record at the close of business on November 9, 2026, payable on November 23, 2026. Conference Call TPG will host a conference call and live webcast today at 11:00 am ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9765 (international), using the conference ID TPGQ326. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $346 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Shareholders Media Gary Stein and Evanny Huang Luke Barrett and Julia Sottosanti shareholders@tpg.com media@tpg.com TPG Reports Third Quarter 2026 Results

TPG | 3 TPG Reports Third Quarter 2026 Results Forward Looking Statements; No Offers; Non-GAAP Information This document may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this document and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this document speaks only as of the date of this document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this document, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document. This document does not constitute an offer of any TPG fund. Throughout this document, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this document for reconciliations of Non-GAAP to the most comparable GAAP measures.

Third Quarter 2026 Results

GAAP Statements of Operations (Unaudited)

- Net income of $264 million for 3Q'26 compared to $199 million in 3Q'25
- Net income attributable to TPG Inc. of $100 million for 3Q'26 compared to $67 million in 3Q'25

($ in thousands, except share and per share amounts)	3Q'25	3Q'26	3Q'25 YTD	3Q'26 YTD
Revenues				
Fees and other	$ 596,499	$ 712,743	$ 1,709,028	$ 2,037,734
Capital allocation-based income	627,018	508,369	1,469,902	1,524,808
Total revenues	**1,223,517**	**1,221,112**	**3,178,930**	**3,562,542**
Expenses				
Compensation and benefits:				
Cash-based compensation and benefits	213,966	239,375	646,157	713,588
Equity-based compensation	158,382	213,632	573,836	700,498
Performance allocation compensation	419,420	334,553	951,562	1,045,070
Total compensation and benefits	791,768	787,560	2,171,555	2,459,156
General, administrative and other	166,198	172,443	512,844	494,741
Depreciation and amortization	41,035	40,327	103,225	123,420
Interest expense	32,322	35,484	81,690	104,441
Total expenses	**1,031,323**	**1,035,814**	**2,869,314**	**3,181,758**
Investment income (loss)				
Net gains (losses) from investment activities	212	120,991	(2,666)	110,807
Interest, dividends and other	35,730	15,590	54,700	45,579
Total investment income	**35,942**	**136,581**	**52,034**	**156,386**
Income before income taxes	**228,136**	**321,879**	**361,650**	**537,170**
Income tax expense	28,906	58,034	44,481	76,928
Net income[(1)]	**199,230**	**263,845**	**317,169**	**460,242**
Net income attributable to non-controlling interests	132,090	164,211	209,695	268,635
Net income attributable to TPG Inc.	**$ 67,140**	**$ 99,634**	**$ 107,474**	**$ 191,607**
Net income per share data:				
Net income available to Class A common stock per share				
Basic	*$ 0.33*	*$ 0.45*	*$ 0.43*	*$ 0.82*
Diluted	*$ 0.20*	*$ 0.41*	*$ 0.15*	*$ 0.58*
Weighted-average shares of Class A common stock outstanding				
Basic	*150,527,419*	*171,184,988*	*133,901,421*	*165,205,826*
Diluted	*378,345,947*	*385,665,619*	*372,649,226*	*384,955,522*

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Operating profit margin, defined as net income divided by total revenue, was 16.3% for 3Q'25 and 21.6% for 3Q'26.

TPG | 5

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) Third Quarter and Year to Date Highlights 3Q’25 3Q’26 3Q’25 YTD 3Q’26 YTD Fee-Related Revenues (“FRR”) $509 $638 $1,481 $1,823 Fee-Related Earnings (“FRE”) 225 321 626 883 Realized Performance Allocations, Net 30 7 157 110 After-Tax Distributable Earnings (“After-tax DE”) 214 265 669 827 3Q’25 4Q’25 2Q’26 3Q’26 Assets Under Management (“AUM”) $286.4 $303.0 $326.8 $345.7 Fee-Earning Assets Under Management (“FAUM”) 163.0 170.1 181.0 189.5 Net Accrued Performance 1.2 1.3 1.4 1.5 Available Capital 72.9 72.4 76.2 85.6 3Q’25 3Q’26 3Q’25 YTD 3Q’26 YTD Capital Raised $18.1 $15.2 $35.3 $41.6 Capital Invested 14.9 11.5 32.6 39.7 Realizations 7.8 6.6 18.5 20.4 ▪ 3Q’26 FRR of $638 million increased 25% versus 3Q’25, with 3Q’26 FRE and After-tax DE of $321 million and $265 million, respectively ▪ Total AUM of $346 billion, up 21% in the last twelve months; FAUM of $190 billion, up 16% over the same period Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Tie to next page Tie to OM section

TPG | 7 Non-GAAP Financial Measures ▪ FRE increased 43% from $225 million in 3Q’25 to $321 million in 3Q’26; FRE margin grew from 44% in 3Q’25 to 50% in 3Q’26, driven by management fees and our capital markets business ▪ After-tax DE of $265 million in 3Q’26, a 24% increase from $214 million in 3Q’25 primarily driven by FRE growth Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including 3Q’26 expenses of $14 million related to our unoccupied lease space and $1 million for strategic transaction and integration activity. ($ in thousands) 3Q’25 3Q’26 3Q’25 YTD 3Q’26 YTD 3Q’26 LTM Fee-Related Revenues Management fees $ 461,338 $ 572,867 $ 1,324,961 $ 1,564,839 $ 2,039,939 Fee-related performance revenues 7,340 10,512 20,309 27,667 56,645 Transaction, monitoring and other fees, net 40,718 54,693 135,509 230,938 355,336 Fee-Related Revenues 509,396 638,072 1,480,779 1,823,444 2,451,920 Fee-Related Expenses Cash-based compensation and benefits, net 185,504 201,130 553,398 615,524 805,692 Fee-related performance compensation 3,671 5,255 10,155 13,833 28,322 Operating expenses, net 95,220 110,336 291,146 311,195 408,523 Fee-Related Expenses 284,395 316,721 854,699 940,552 1,242,537 Fee-Related Earnings 225,001 321,351 626,080 882,892 1,209,383 Realized performance allocations, net 30,424 6,690 157,082 109,792 157,420 Realized investment income and other, net(1) 2,688 (7,056) (6,990) (12,027) (25,697) Depreciation expense (5,213) (4,903) (15,320) (16,439) (21,474) Interest expense, net (23,226) (29,818) (54,923) (85,528) (104,763) Distributable Earnings 229,674 286,264 705,929 878,690 1,214,869 Income taxes (15,312) (21,450) (36,541) (52,000) (84,079) After-Tax Distributable Earnings $ 214,362 $ 264,814 $ 669,388 $ 826,690 $ 1,130,790 Tie to: -prior page -qtrly statement in back -G-NG qtrly statement in back

TPG | 8 $1,325 $1,565 $363 $452 $182 $161 $198 $268 $252 $307 $267 $252$64 $124 3Q’25 YTD 3Q’26 YTD $225 $321 3Q’25 3Q’26 $626 $883 3Q’25 YTD 3Q’26 YTD $461 $573 $137 $170 $49 $58 $68 $107$87 $107$86 $84 $33 $46 3Q’25 3Q’26 ▪ 3Q’26 FRR increased 25% over 3Q’25 primarily driven by management fees ▪ 3Q’26 FRE margin of 50%, an increase from 44% in 3Q’25; 3Q’26 YTD FRE margin of 48% Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $4 million and $62 million for 3Q’25 and 3Q’26, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +24% Capital Growth Impact +18% Credit Real Estate Market Solutions Fee-Related Earnings

TPG | 9 $214 $304 $282 $280 $265 3Q’25 4Q’25 1Q’26 2Q’26 3Q’26 $837 $973 $1,131 2024 2025 3Q’26 LTM Distributable Earnings ▪ After-tax DE increased from $214 million in 3Q’25 to $265 million for 3Q’26 primarily driven by FRE growth After-tax DE ($M) Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. After-tax DE / share $0.53 $0.71 $0.70 $0.69 $0.65 $2.05 $2.41 $2.75

Realized Performance Allocations, Net

- Realized performance allocations, net were $7 million in 3Q'26, primarily driven by MMDL V in the Credit platform, and TTAD II and Growth IV in the Growth platform
- Realized performance allocations, net for 3Q'26 YTD were $110 million, primarily driven by TPG IX and THP II in the Capital platform, TDM and Growth V in the Growth platform, Rise Climate I in the Impact platform, and MMDL V in the Credit platform

3Q'26 Realized Performance Allocations, Net

($M)



Real Estate
<$1
Market
Solutions
<$1
Capital
<$1
Growth
$2
Total
$7
Credit
$4
Impact
<$1

3Q'26 YTD Realized Performance Allocations, Net

($M)



Real Estate
$4
Market Solutions
<$1
Credit
$16
Capital
$48
Impact
$12
Total
$110
Growth
$30

Capital | Growth | Impact | Credit | Real Estate | Market Solutions

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 10

TPG | 11 $623 $213 $189 $132 $152 $145 Net Accrued Performance Net Accrued Performance by Fund Vintage ($M) 2Q’26 3Q’26 2020 & Prior $748 $720 2021 168 192 2022 326 372 2023 33 42 2024 31 37 2025 60 86 2026 2 5 Total $1,368 $1,454 3Q’26 Net Accrued Performance Total $1.5B ($M) $1,368 +$93 ($7) $1,454 2Q’26 Value Creation & Other Realized Gains 3Q’26 3Q’26 Net Accrued Performance Walk ($M) Investment Appreciation / (Depreciation)(1) Platform 3Q’26 3Q’26 YTD Capital 3.5% 6.4% Growth 2.7% 7.1% Impact 2.4% 9.8% Credit 2.1% 7.7% Real Estate 0.8% 5.2% Market Solutions 2.6% 7.5% Loan Level Return CLOs 3Q’26 3Q’26 YTD U.S. CLOs 1.2% 2.6% European CLOs 1.0% 3.5% 1. Due to the nature of their strategy, Appreciation / (Depreciation) for certain funds in our Impact and Market Solutions platforms is as of June 30, 2026. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended September 30, 2026 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended September 30, 2026 will be reflected in the performance information presented in future reporting. Capital Growth Impact Credit Real Estate Market Solutions Tie all 3 Net APF totals to NG BS

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Cash and cash equivalents totaled $0.8 billion at the end of 3Q’26; debt obligations increased to $2.3 billion primarily due to our Senior Notes offering of $500 million during 1Q’26 ▪ Investments increased $1.1 billion from $9.2 billion at the end of 4Q’25 to $10.3 billion at the end of 3Q’26, primarily due to appreciation in our accrued performance allocations 1. Includes TPG Inc. Class A and Class B common stock, additional paid-in-capital, retained earnings (or accumulated deficit), and accumulated other comprehensive income, net of tax. ($ in thousands) 4Q’25 3Q’26 Assets Cash and cash equivalents $ 826,105 $ 799,786 Investments 9,211,816 10,277,810 Other assets 2,296,987 2,556,034 Intangible assets, net and goodwill 1,158,027 1,049,646 Total assets 13,492,935 14,683,276 Liabilities and equity Liabilities Debt obligations 1,722,547 2,279,492 Accrued performance allocation compensation 5,399,750 5,934,509 Other liabilities 2,234,263 2,502,030 Total liabilities 9,356,560 10,716,031 Equity TPG Inc.(1) 1,185,217 1,352,004 Non-controlling interests 2,951,158 2,615,241 Total equity 4,136,375 3,967,245 Total liabilities and equity $ 13,492,935 $ 14,683,276 Tie to B/S G- NG in back

TPG | 13 ▪ Cash and cash equivalents totaled $112 million at the end of 3Q’26 ▪ At the end of 3Q’26, our net debt was $2.2 billion(1) and our undrawn Senior Unsecured Revolving Credit Facility capacity was $1.75 billion ▪ Our borrowings primarily include our Senior and Subordinated Notes with a principal amount of $2.0 billion and Secured Notes with a principal amount of $250 million (which are backed by $390 million in pledged assets as of 3Q’26) Senior Notes Subordinated Notes Secured Notes(3) 364-Day Credit Facility Non-GAAP Balance Sheet Highlights See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net debt comprised of $2.3 billion in debt principal less $112 million of cash and cash equivalents. 2. Figures in table shown at carrying value; figures in chart form are shown at face value. 3. If the Secured Notes are not redeemed on or prior to June 20, 2028, we are required to pay additional interest equal to 4.0% per annum. ($ in millions) 2Q’26 3Q’26 Cash and cash equivalents $ 192 $ 112 Net accrued performance 1,368 1,454 Investments 1,645 1,787 Debt obligations(2) $ 2,344 $ 2,279 $1,600 $400 $250 $60 3Q’26 Debt Obligations(2) Total $2.3B ($M) Credit Ratings Moody’s A3 S&P BBB+ Fitch A- Available Liquidity $1.9 billion Cash, cash equivalents, and available revolver Tie to B/S G- NG in back

Operating Metrics

TPG | 15 $163 $190 $44 $48 $15 $18 $20 $23 $48 $61 $27 $27$10 $13 3Q’25 3Q’26 $286 $346 $87 $98 $31 $37 $29 $37 $86 $108 $38 $43 $16 $23 3Q’25 3Q’26 Assets Under Management and Fee-Earning AUM ▪ 3Q’26 AUM rose 21% from 3Q’25 to $345.7 billion, primarily driven by capital raised of $57.8 billion, including $24.8 billion in the Credit platform and $9.3 billion in the Capital platform, partially offset by realizations of $25.2 billion ▪ 3Q’26 FAUM increased 16% from 3Q’25 to $189.5 billion, primarily driven by deployment of $24.9 billion, including $16.7 billion in the Credit platform, and fee-earning capital raised of $19.3 billion, including $6.5 billion in the Capital platform and $4.3 billion in the Impact platform; realizations were $12.5 billion Assets Under Management Fee-Earning AUM ($B) ($B) +21% +16% Capital Growth Impact Credit Real Estate Market Solutions Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 16 Assets Under Management and Fee-Earning AUM Duration For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of September 30, 2026. 2. Perpetual capital refers to AUM that has an indefinite term with no predetermined requirement to return invested capital to investors upon the realization of investments. See the Definitions in the Reconciliations and Disclosures Section of this document for more information. ▪ At the end of 3Q’26, long-dated funds with a duration of 10 or more years(1) totaled $236.5 billion, or 68%, of our AUM; $58.3 billion of our AUM, or 17%, was in perpetual funds(2) ▪ At the end of 3Q’26, long-dated funds with a duration of 10 or more years(1) totaled $129.8 billion, or 68%, of our FAUM; $28.3 billion of our FAUM, or 15%, was in perpetual funds(2) 0-4 Years 5-9 Years 10+ Years Perpetual AUM by Duration at Inception Total $346B FAUM by Duration at Inception Total $190B ~85% ~83% —% 16% 68% 15% 0.78% 14% 68% 17% <1% <1

TPG | 17 Capital $3.4 Growth $0.1 Credit $3.9 Real Estate $1.4 Market Solutions $1.7 Capital $5.2 Growth $4.0 Impact $1.9 Credit $21.3 Real Estate $8.3 Market Solutions $2.7 ▪ AUM Subject to Fee-Earning Growth totaled $53.8 billion at the end of 3Q’26 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step-Up (capital commitments that generate a higher rate of management fees as deployed or over time) ▪ At the end of 3Q’26, our AUM Subject to Fee-Earning Growth represents 28% of FAUM and the potential fee- related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $330 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($B) ($B) Total $43 Total $10 AUM Subject to Fee-Earning Growth 1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee-Earning Growth. For AUM Not Yet Earning Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step-Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund. Capital Growth Impact Credit Real Estate Market Solutions <$1

TPG | 18 Capital $69.8 Growth $28.3 Impact $17.5 Credit $77.3 Real Estate $24.1 Market Solutions $17.7Capital $72.5 Growth $31.6 Impact $30.9 Credit $90.6 Real Estate $42.0 Market Solutions $19.9 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $287.5 billion, or 83% of total AUM, at the end of 3Q’26 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $234.8 billion, or 68% of total AUM, at the end of 3Q’26 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $288 Total $235 Performance Eligible and Generating AUM Capital Growth Impact Credit Real Estate Market Solutions

AUM Rollforward

Three Months Ended September 30, 2026 *($ in millions)*	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
AUM							
Balance as of Beginning of Period	$ 94,070	$ 34,608	$ 34,890	$ 101,164	$ 41,921	$ 20,124	$ 326,777
Capital Raised	2,287	2,039	1,948	5,843	872	2,177	15,166
Realizations	(1,423)	(529)	(806)	(2,319)	(1,362)	(142)	(6,581)
Outflows[1]	—	—	—	(230)	—	(1)	(231)
Changes in Investment Value and Other[2]	2,799	1,199	845	3,555	1,771	399	10,566
AUM as of end of period	**$ 97,731**	**$ 37,318**	**$ 36,877**	**$ 108,012**	**$ 43,202**	**$ 22,557**	**$ 345,697**

Twelve Months Ended September 30, 2026 *($ in millions)*	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
AUM							
Balance as of Beginning of Period	$ 87,460	$ 30,627	$ 29,225	$ 85,640	$ 37,663	$ 15,783	$ 286,398
Capital Raised	9,338	6,847	6,030	24,829	5,235	5,528	57,808
Realizations	(6,673)	(2,428)	(3,380)	(7,573)	(4,496)	(654)	(25,204)
Outflows[1]	—	—	—	(1,529)	—	(2)	(1,531)
Changes in Investment Value and Other[2]	7,606	2,272	5,003	6,645	4,800	1,901	28,227
AUM as of end of period	**$ 97,731**	**$ 37,318**	**$ 36,877**	**$ 108,012**	**$ 43,202**	**$ 22,557**	**$ 345,697**

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Outflows represent redemptions and withdrawals.
2. Changes in Investment Value and Other consists of changes in fair value, capital invested, available capital and net fund-level asset related leverage activity plus other investment activities.

TPG | 19

FAUM Rollforward

Three Months Ended September 30, 2026 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
FAUM							
Balance as of Beginning of Period	$ 46,437	$ 17,089	$ 21,944	$ 56,505	$ 26,981	$ 12,016	$ 180,972
Fee-Earning Capital Raised[1]	1,616	217	1,677	659	—	858	5,027
Deployment[2]	192	481	57	5,292	501	69	6,592
Realizations[3]	(251)	(241)	(260)	(2,262)	(352)	(14)	(3,380)
Reduction in Fee Base[4]	—	—	—	—	(426)	—	(426)
Outflows[5]	—	—	—	(230)	—	(1)	(231)
Market Activity and Other[6]	—	1	41	592	161	197	993
FAUM as of end of period	**$ 47,995**	**$ 17,548**	**$ 23,459**	**$ 60,556**	**$ 26,864**	**$ 13,125**	**$ 189,547**

Twelve Months Ended September 30, 2026 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
FAUM							
Balance as of Beginning of Period	$ 44,468	$ 14,952	$ 19,574	$ 47,591	$ 26,644	$ 9,820	$ 163,049
Fee-Earning Capital Raised[1]	6,469	1,677	4,332	3,832	150	2,872	19,332
Deployment[2]	3,137	1,571	532	16,688	2,337	669	24,934
Realizations[3]	(1,346)	(499)	(640)	(7,934)	(1,893)	(231)	(12,544)
Reduction in Fee Base[4]	(4,732)	—	(381)	(51)	(525)	(776)	(6,465)
Outflows[5]	—	—	—	(1,521)	—	(2)	(1,523)
Market Activity and Other[6]	—	(153)	41	1,952	151	774	2,764
FAUM as of end of period	**$ 47,995**	**$ 17,548**	**$ 23,459**	**$ 60,556**	**$ 26,864**	**$ 13,125**	**$ 189,547**

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Fee-Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments or subscriptions were activated during the period.
2. Deployment represents increases in investment cost and CLO collateral assets, as well as capital called for investments.
3. Realizations represent decreases in investment cost and CLO collateral assets, as well as distributions of investment related proceeds.
4. Reduction in Fee Base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.
5. Outflows represent redemptions and withdrawals.
6. Market Activity and Other represents income activity for our funds for which management fees are calculated based on invested net capital or net asset value, as well as foreign exchange fluctuations.

TPG | 20

TPG | 21 Other Operating Metrics Capital Raised 3Q’25 3Q’26 3Q’25 YTD 3Q’26 YTD Capital $ 10,601 $ 2,287 $ 11,775 $ 6,126 Growth 855 2,039 4,347 5,678 Impact 440 1,948 3,417 4,925 Credit 4,803 5,843 11,809 15,866 Real Estate 1,028 872 1,903 4,487 Market Solutions 380 2,177 2,065 4,556 Total $ 18,107 $ 15,166 $ 35,316 $ 41,638 ▪ We have invested approximately $59.0 billion during the last twelve months with $85.6 billion of capital available for deployment at the end of 3Q’26 Available Capital 3Q’25 3Q’26 Capital $ 22,703 $ 22,535 Growth 7,147 7,772 Impact 10,307 11,461 Credit 16,256 24,509 Real Estate 12,358 13,719 Market Solutions 4,151 5,611 Total $ 72,922 $ 85,607 Capital Invested 3Q’25 3Q’26 3Q’25 YTD 3Q’26 YTD Capital $ 1,932 $ 237 $ 5,088 $ 7,036 Growth 1,069 839 3,174 3,078 Impact 1,069 631 2,163 3,852 Credit 8,301 7,679 16,640 17,743 Real Estate 1,870 1,806 4,049 5,900 Market Solutions 678 292 1,528 2,084 Total $ 14,919 $ 11,484 $ 32,642 $ 39,693 Realizations 3Q’25 3Q’26 3Q’25 YTD 3Q’26 YTD Capital $ 2,554 $ 1,423 $ 5,691 $ 6,116 Growth 908 529 3,415 2,296 Impact 637 806 1,189 2,744 Credit 2,745 2,319 5,468 5,798 Real Estate 853 1,362 2,523 2,971 Market Solutions 69 142 260 454 Total $ 7,766 $ 6,581 $ 18,545 $ 20,379 (All tables in $M) Tie to AUM roll Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

Supplemental Details

Share Detail

Participating Shares Outstanding

(shares)	6/30/2026	Net Change	9/30/2026	Net Change	Estimated Record Date 11/9/2026[1]
TPG Inc. Diluted Shares Outstanding					
Class A common stock outstanding	166,502,052	7,197,216	173,699,268	350,114	174,049,382
Common Units exchangeable into Class A common stock	217,809,708	(6,960,798)	210,848,910	—	210,848,910
Diluted Class A common stock outstanding	**384,311,760**	**236,418**	**384,548,178**	**350,114**	**384,898,292**
Restricted Stock Units					
Ordinary Service Awards	13,174,146	79,880	13,254,026		
Special Purpose Awards[2]	8,996,172	(6,156)	8,990,016		
Total participating shares outstanding[3]	**406,482,078**	**310,142**	**406,792,220**		

Equity-Based Compensation Expense

($ in millions as of September 30, 2026)	Compensation Expense QTD	Compensation Expense YTD	Unrecognized Compensation Expense	Remaining Recognition Period[4]
Restricted Stock Units				
Ordinary Service Awards	$ 59.5	$ 174.7	$ 551.4	3.2 years
Special Purpose Awards	23.3	79.0	198.9	2.8 years
Participating Restricted Stock Units	**82.8**	**253.7**	**750.3**	
Market and Performance Condition Awards[3]	7.5	24.5	42.3	2.2 years
Total Restricted Stock Units	**90.3**	**278.2**	**792.6**	
Other[5]	123.3	422.3	912.6	2.3 - 4.5 years
Total equity-based compensation expense[6]	**$ 213.6**	**$ 700.5**	**$ 1,705.2**	

1. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend.
2. Includes 1.2 million CEO Market Condition awards that have vested, but have not yet been settled.
3. Market and Performance Condition awards totaled 4.3 million at September 30, 2026, and are not considered participating; these awards either (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting.
4. Represents the weighted average remaining recognition period for Restricted Stock Unit grants.
5. Represents units granted in our pre-IPO ownership structure plus units in TPG Operating Group stemming from subsequent acquisitions, which are included in total equity-based compensation per GAAP. Units are already included in our total diluted shares outstanding, with no additional dilutive effect.
6. Represents total equity-based compensation expense under GAAP, as seen in our Statements of Operations (Unaudited).

TPG | 23

TPG | 24 FRE, After-Tax DE, and Dividends Per Class A Common Stock ▪ FRE attributable to TPG Inc. of $0.83 per share for 3Q’26, and $2.29 per share for 3Q’26 YTD ▪ After-tax DE attributable to TPG Inc. of $0.65 per share for 3Q’26, and $2.04 per share for 3Q’26 YTD ▪ Declared dividend of $0.55 per share for 3Q’26 on October 29, 2026, with a record date of November 9, 2026 and payable date of November 23, 2026; dividends declared total $1.73 per share for 3Q’26 YTD ($ in thousands, except share and per share amounts) 2Q’26 3Q’26 After-tax Distributable Earnings attributable to TPG Inc. Class A common stockholders Pre-tax Distributable Earnings $ 296,474 $ 286,264 Less: subsidiary-level income taxes(3) (6,119) (8,325) Distributable Earnings before corporate income taxes 290,355 277,940 Percent to TPG Inc.(2) 43% 45% TPG Inc. Distributable Earnings before corporate income taxes 125,887 125,683 Less: corporate income taxes attributable to TPG Inc.(3) (10,110) (13,126) TPG Inc. After-tax Distributable Earnings 115,777 112,558 Estimated Class A common stock outstanding at Record Date(2) 166,715,021 174,049,382 TPG Inc. After-tax Distributable Earnings per Class A common stock 0.69 0.65 Target dividend policy 85% 85% Dividend per Class A common stock $ 0.59 $ 0.55 Note: TPG Inc. effective DE corporate income tax rate 8.0% 10.4% 1. Fee-Related Earnings does not include income tax expense. 2. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 3. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc. ($ in thousands) 2Q’26 3Q’26 Subsidiary-level income taxes $ 6,119 $ 8,325 Corporate income taxes 10,110 13,126 Total income taxes $ 16,229 $ 21,450 ($ in thousands, except share and per share amounts) 2Q’26 3Q’26 Fee-Related Earnings attributable to TPG Inc. Class A common stockholders Total Fee-Related Earnings(1) $ 314,647 $ 321,351 Percent to TPG Inc.(2) 43% 45% TPG Inc. Fee-Related Earnings 136,419 145,314 Estimated Class A common stock outstanding at Record Date(2) 166,715,021 174,049,382 TPG Inc. Fee-Related Earnings per Class A common stock $ 0.82 $ 0.83 Tie to: -Share Roll page for Shares -NG P&L for FRE, taxes, and Pretax DE

Fund Performance Metrics

($ in millions, as of 9/30/26) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,734	—	13,734	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,074	—	22,074	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,221	33,481	60	33,541	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,275	23,501	1,189	24,690	25%	2.4x	19%	1.9x
TPG VIII	2019	11,505	10,813	6,327	14,247	20,574	19%	1.9x	13%	1.5x
TPG IX	2022	12,014	11,685	3,408	14,290	17,698	29%	1.5x	19%	1.3x
TPG X	2025	13,811	3,657	351	4,740	5,091	NM	NM	NM	NM
Capital Funds		*95,652*	*84,404*	*124,038*	*34,526*	*158,564*	*23%*	*1.9x*	*15%*	*1.6x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,535	13	5,548	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,285	4,818	1,880	6,698	13%	2.0x	9%	1.6x
Asia VII	2017	4,630	4,628	4,168	4,639	8,807	16%	1.8x	10%	1.5x
Asia VIII	2022	5,259	3,095	535	4,539	5,074	28%	1.7x	15%	1.3x
Asia Funds		*19,773*	*17,333*	*24,201*	*11,071*	*35,272*	*20%*	*2.0x*	*14%*	*1.6x*
Healthcare Funds										
THP I	2019	2,704	2,496	1,184	3,192	4,376	17%	1.7x	11%	1.4x
THP II	2022	3,576	2,961	1,147	3,361	4,508	33%	1.6x	21%	1.3x
THP III	2026	1,945	100	—	119	119	NM	NM	NM	NM
Healthcare Funds		*8,225*	*5,557*	*2,331*	*6,672*	*9,003*	*21%*	*1.7x*	*13%*	*1.4x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,720	—	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	154	154	(6%)	0.7x	(6%)	0.7x
Continuation Vehicles		*$ 1,524*	*$ 1,521*	*$ 2,720*	*$ 154*	*$ 2,874*	*35%*	*1.9x*	*29%*	*1.7x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 25

Fund Performance Metrics (Cont'd)

($ in millions, as of 9/30/26) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,895	$ —	$ 1,895	12%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,910	426	5,336	21%	2.5x	15%	2.0x
Growth III	2015	3,128	3,385	5,207	1,702	6,909	23%	2.0x	15%	1.6x
Growth IV	2017	3,739	3,624	4,724	2,735	7,459	17%	2.0x	12%	1.6x
Gator	2019	726	686	839	433	1,272	23%	1.8x	18%	1.7x
Growth V	2020	3,558	3,364	1,736	3,713	5,449	14%	1.6x	9%	1.3x
Growth VI	2023	4,285	2,475	28	3,400	3,428	35%	1.4x	17%	1.2x
Growth Funds		*18,741*	*16,978*	*19,339*	*12,409*	*31,748*	*18%*	*1.9x*	*12%*	*1.5x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	1,179	1,232	2,411	14%	1.6x	10%	1.4x
TTAD II	2021	3,198	3,225	1,005	4,442	5,447	24%	1.7x	19%	1.5x
TTAD III	2025	2,508	608	—	1,269	1,269	NM	NM	NM	NM
Tech Adjacencies Funds		*7,280*	*5,330*	*2,184*	*6,943*	*9,127*	*19%*	*1.7x*	*14%*	*1.5x*
TDM	2017	1,326	603	1,063	—	1,063	10%	1.8x	8%	1.5x
LSI	2023	410	285	144	299	443	43%	1.6x	22%	1.3x
TECA	2025	1,260	338	10	512	522	NM	2.2x	NM	1.6x
TPG Atlas	2025	826	826	—	1,056	1,056	80%	1.3x	55%	1.2x
TPG Sports	2026	1,117	125	—	157	157	NM	NM	NM	NM
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	2,058	1,798	2,029	3,827	14%	1.8x	9%	1.5x
Rise II	2020	2,176	2,108	898	2,427	3,325	12%	1.6x	8%	1.3x
Rise III	2022	2,700	2,490	834	3,407	4,241	33%	1.7x	21%	1.4x
Rise IV	2026	1,031	267	—	297	297	NM	NM	NM	NM
The Rise Funds		*8,013*	*6,923*	*3,530*	*8,160*	*11,690*	*16%*	*1.7x*	*10%*	*1.4x*
Rise Climate Funds										
Rise Climate I	2021	7,268	6,441	2,706	7,840	10,546	24%	1.6x	15%	1.3x
Rise Climate II[11]	2025	8,454	2,630	—	2,916	2,916	NM	NM	NM	NM
Rise Climate Global South[11]	2025	1,000	47	—	85	85	NM	NM	NM	NM
Rise Climate TI	2025	1,967	1,069	—	1,186	1,186	NM	NM	NM	NM
Rise Climate Funds		*18,689*	*10,187*	*2,706*	*12,027*	*14,733*	*24%*	*1.6x*	*15%*	*1.3x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	460	370	217	587	4%	1.3x	1%	1.0x
TPG NEXT[12]	2023	$ 565	$ 92	$ 3	$ 101	$ 104	50%	1.1x	(69%)	0.7x

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 26

Fund Performance Metrics (Cont'd)

($ in millions, as of 9/30/26) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Credit										
TPG Credit Solutions										
Credit Solutions I	2019	$ 1,805	$ 1,801	$ 2,294	$ 471	$ 2,765	15%	1.6x	12%	1.4x
Credit Solutions I Dislocation A	2020	909	602	795	—	795	34%	1.3x	27%	1.3x
Credit Solutions I Dislocation B	2020	308	176	211	—	211	28%	1.2x	21%	1.2x
Credit Solutions II	2021	3,134	3,040	1,905	2,481	4,386	16%	1.5x	12%	1.4x
Credit Solutions II Dislocation A	2022	1,310	868	920	114	1,034	18%	1.2x	13%	1.2x
Credit Solutions III	2024	6,214	2,282	279	2,614	2,893	40%	1.3x	29%	1.2x
TPG Credit Solutions		*13,680*	*8,769*	*6,404*	*5,680*	*12,084*	*18%*	*1.4x*	*14%*	*1.3x*
Essential Housing										
Essential Housing I	2020	642	456	577	—	577	15%	1.3x	12%	1.2x
Essential Housing II	2021	2,534	1,071	1,185	259	1,444	16%	1.4x	13%	1.3x
Essential Housing III	2024	1,619	911	5	1,106	1,111	15%	1.2x	12%	1.2x
Essential Housing IV		1,985	—	—	—	—	NM	NM	NM	NM
Essential Housing		*6,780*	*2,438*	*1,767*	*1,365*	*3,132*	*16%*	*1.3x*	*12%*	*1.2x*
Hybrid Solutions	2025	463	161	9	233	242	89%	1.5x	73%	1.4x
TPG Asset Based Finance										
ABC Fund I	2021	1,005	904	428	899	1,327	15%	1.5x	11%	1.4x
ABC Fund II	2024	2,126	1,378	6	1,551	1,557	14%	1.1x	11%	1.1x
TPG Asset Based Finance		*3,131*	*2,282*	*434*	*2,450*	*2,884*	*15%*	*1.3x*	*11%*	*1.2x*
TPG Direct Lending[13]										
MMDL I	2015	594	572	846	—	846	14%	1.6x	10%	1.4x
MMDL II	2016	1,580	1,563	2,325	—	2,325	14%	1.7x	10%	1.5x
MMDL III	2018	2,751	2,547	3,668	—	3,668	13%	1.6x	10%	1.5x
MMDL IV	2020	2,671	2,586	2,048	1,583	3,631	13%	1.6x	9%	1.4x
MMDL IV Annex	2021	797	767	523	507	1,030	14%	1.5x	10%	1.4x
MMDL V	2022	3,924	3,579	820	3,452	4,272	16%	1.3x	12%	1.2x
MMDL VI	2025	2,861	332	—	345	345	NM	NM	NM	NM
TPG Direct Lending		*15,178*	*11,946*	*10,230*	*5,887*	*16,117*	*13%*	*1.5x*	*10%*	*1.4x*
Continuation Vehicles										
MMDL Continuation I	2025	1,207	1,123	63	1,034	1,097	NM	NM	NM	NM
Continuation Vehicles		*$ 1,207*	*$ 1,123*	*$ 63*	*$ 1,034*	*$ 1,097*	*NM*	*NM*	*NM*	*NM*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 27

Fund Performance Metrics (Cont'd)

($ in millions, as of 9/30/26) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
TREP II	2014	$ 2,065	$ 2,213	$ 3,574	$ 2	$ 3,576	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,333	4,172	2,240	6,412	14%	1.6x	10%	1.4x
TREP IV	2022	6,820	5,426	1,000	6,161	7,161	19%	1.4x	10%	1.2x
TPG Real Estate Partners		*12,607*	*11,972*	*8,746*	*8,403*	*17,149*	*20%*	*1.5x*	*12%*	*1.3x*
TPG AG Realty										
Realty I	1994	30	30	65	—	65	27%	2.2x	20%	1.9x
Realty II	1995	33	33	81	—	81	31%	2.4x	22%	2.2x
Realty III	1997	61	94	120	—	120	5%	1.3x	3%	1.3x
Realty IV	1999	255	332	492	—	492	11%	1.5x	8%	1.5x
Realty V	2001	333	344	582	—	582	32%	1.7x	26%	1.6x
Realty VI	2005	514	558	657	—	657	5%	1.2x	3%	1.1x
Realty VII	2007	1,257	1,675	2,544	—	2,544	17%	1.7x	12%	1.5x
Realty VIII	2011	1,265	2,142	2,790	77	2,867	15%	1.6x	10%	1.4x
Realty IX	2015	1,329	1,987	2,289	221	2,510	8%	1.4x	5%	1.3x
Realty Value X	2018	2,775	4,635	4,383	1,348	5,731	11%	1.4x	7%	1.2x
Realty Value XI	2022	2,589	3,502	1,627	2,584	4,211	16%	1.3x	9%	1.2x
Realty Value XII	2026	337	62	—	62	62	NM	NM	NM	NM
TPG AG Realty		*10,778*	*15,394*	*15,630*	*4,292*	*19,922*	*14%*	*1.4x*	*9%*	*1.3x*
TPG AG Core Plus Realty										
Core Plus Realty I	2003	534	532	876	—	876	20%	1.6x	18%	1.5x
Core Plus Realty II	2006	794	1,112	1,456	—	1,456	11%	1.4x	8%	1.3x
Core Plus Realty III	2011	1,014	1,420	2,231	—	2,231	23%	1.8x	19%	1.6x
Core Plus Realty IV	2015	1,308	2,030	2,096	214	2,310	5%	1.2x	2%	1.1x
TPG AG Core Plus Realty		*3,650*	*5,094*	*6,659*	*214*	*6,873*	*15%*	*1.5x*	*11%*	*1.4x*
Asia Realty										
Asia Realty I	2006	526	506	645	—	645	6%	1.3x	3%	1.2x
Asia Realty II	2010	616	602	1,071	—	1,071	24%	1.8x	16%	1.6x
Asia Realty III	2015	847	869	1,023	130	1,153	11%	1.4x	6%	1.2x
Asia Realty IV	2018	1,315	1,322	1,398	462	1,860	13%	1.4x	9%	1.3x
Asia Realty V	2022	2,007	1,244	509	1,265	1,774	26%	1.4x	15%	1.2x
Asia Realty		*$ 5,311*	*$ 4,543*	*$ 4,646*	*$ 1,857*	*$ 6,503*	*13%*	*1.4x*	*8%*	*1.3x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

Fund Performance Metrics (Cont'd)

($ in millions, as of 9/30/26) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Japan Value										
Japan Value[14]	2023	$ 417	$ 324	$ 99	$ 296	$ 395	58%	1.3x	34%	1.2x
Japan Value II[14]		168	—	—	—	—	NM	NM	NM	NM
Japan Value		*585*	*324*	*99*	*296*	*395*	*58%*	*1.3x*	*34%*	*1.2x*
TPG AG Europe Real Estate										
Europe Realty I	2014	570	1,187	1,718	9	1,727	24%	2.0x	17%	1.7x
Europe Realty II	2017	843	1,778	1,853	396	2,249	6%	1.3x	4%	1.2x
Europe Realty III[15]	2019	1,515	2,296	1,027	1,083	2,110	1%	1.0x	(3%)	0.9x
Europe Realty IV[15]	2023	2,270	977	417	746	1,163	46%	1.3x	3%	1.0x
TPG AG Europe Real Estate		*5,198*	*6,238*	*5,015*	*2,234*	*7,249*	*11%*	*1.4x*	*6%*	*1.2x*
TPG Net Lease										
Net Lease Realty I	2006	159	209	457	—	457	18%	2.4x	14%	2.2x
Net Lease Realty II	2010	559	1,060	1,854	—	1,854	16%	2.4x	11%	2.0x
Net Lease Realty III	2013	1,026	2,431	3,185	196	3,381	11%	2.0x	7%	1.6x
Net Lease Realty IV	2019	997	2,025	1,549	983	2,532	11%	1.5x	7%	1.3x
Net Lease Realty V	2024	1,042	683	382	337	719	NM	NM	NM	NM
TPG Net Lease		*3,783*	*6,408*	*7,427*	*1,516*	*8,943*	*14%*	*1.9x*	*9%*	*1.6x*
TAC+	2021	1,797	1,355	173	1,237	1,410	1%	1.0x	0%	1.0x
TRECO	2024	1,786	1,085	629	577	1,206	34%	1.3x	13%	1.1x
Platform: Market Solutions										
TPG Peppertree Funds										
Peppertree I	2004	63	44	95	—	95	16%	2.1x	11%	1.7x
Peppertree II	2008	24	21	57	—	57	30%	2.8x	20%	2.1x
Peppertree III	2011	55	49	105	4	109	16%	2.2x	11%	1.8x
Peppertree IV	2014	132	119	215	40	255	15%	2.1x	11%	1.7x
Peppertree V	2014	79	63	12	87	99	5%	1.6x	2%	1.2x
Peppertree VI	2016	230	204	171	416	587	16%	2.9x	12%	2.2x
Peppertree VII	2018	505	460	91	1,158	1,249	15%	2.7x	11%	2.1x
Peppertree VIII	2020	1,000	890	60	1,750	1,810	14%	2.0x	10%	1.6x
Peppertree IX	2022	1,500	1,300	116	1,844	1,960	12%	1.5x	8%	1.3x
Peppertree X	2023	2,040	1,471	2	1,853	1,855	19%	1.3x	11%	1.1x
Peppertree XI		1,943	—	—	—	—	NM	NM	NM	NM
TPG Peppertree Funds		*$ 7,571*	*$ 4,621*	*$ 924*	*$ 7,152*	*$ 8,076*	*14%*	*1.7x*	*10%*	*1.5x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

TPG | 30 Fund Performance Metrics (Cont’d) ($ in millions, as of 9/30/26) Vintage Capital Capital Realized Unrealized Total Gross Gross Net Net Fund Year(1) Committed(2) Invested(3) Value(4) Value(5) Value(6) IRR(7) MoM(7) IRR(8) MoM(9) TPG GP Solutions TGS I(12) 2022 $ 1,864 $ 1,580 $ 222 $ 1,969 $ 2,191 49% 1.5x 36% 1.3x TGS II(12) 2025 2,212 456 — 490 490 NM NM NM NM TPG GP Solutions 4,076 2,036 222 2,459 2,681 49% 1.5x 36% 1.3x NewQuest Funds NewQuest I(12) 2011 390 291 767 — 767 48% 3.2x 37% 2.3x NewQuest II(12) 2013 310 342 686 49 735 24% 2.2x 18% 1.8x NewQuest III(12) 2016 541 544 576 167 743 7% 1.3x 3% 1.1x NewQuest IV(12) 2020 1,000 966 342 1,350 1,692 16% 1.8x 9% 1.4x NewQuest V(12) 2022 689 593 156 695 851 31% 1.5x 19% 1.3x NewQuest Funds $ 2,930 $ 2,736 $ 2,527 $ 2,261 $ 4,788 31% 1.8x 17% 1.5x These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 31 Select Perpetual Funds ($ in millions, as of 9/30/26) Vintage AUM Total Fund Year(1) Return(10) Platform: Credit TPG Credit Solutions Corporate Credit Opportunities(16) 1988 $ 453 10% Essential Housing Evergreen 2026 619 NM TPG Asset Based Finance MVP Fund(17) 2009 7,290 11% ABC Evergreen(17) 2024 5,187 21% TPG Direct Lending TCAP(18) 2022 5,635 10% MMDL Evergreen(17) 2022 5,151 11% TPG Advantage Direct Lending(17) 2025 1,760 NM TPG Multi-Asset Credit Dynamic Credit Income Fund(17) 1993 1,067 9% Platform: Market Solutions T-POP(19) 2025 $ 2,693 31% These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 32 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than Credit, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception-to-date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross internal rate of return (“Gross IRR”) and Gross multiple of money (“Gross MoM”) represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM exclude management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) The Rise Climate Global South Fund excludes a $500 million commitment from ALTÉRRA Transformation LP made to a separate vehicle for purposes of deploying catalytic capital in connection with investments located in the Global South made by the Rise Climate II Fund and the Rise Climate Global South Fund. 12) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of June 30, 2026. Remember to check with PFT/FF on ALTERRA amount

TPG | 33 Fund Performance Metrics Notes (Cont’d) 13) Each TPG Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 9% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.2x. 14) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 15) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, (5%) and 0.8x and (ii) for the euro-denominated vehicle of Europe Realty IV, 3% and 1.0x. 16) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 5%. 17) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for MVP Fund, 11%, (ii) for ABC Evergreen, 19%, (iii) for MMDL Offshore Evergreen, 9%, and (iv) for Dynamic Credit Income Fund (formerly Super Fund), 8%. MMDL Lux Offshore and TPG Advantage Direct Lending Offshore were recently launched and do not yet have a meaningful Total Return. 18) Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year. 19) T-POP blended Total Return reflects a per unit return based on Class I and Class R-I, including reinvestment of any dividends received during the period (if applicable), and no upfront selling commission, net of all fees and expenses incurred by T-POP. Blended Total Return for Class S and R-S is 30%.

TPG | 34 GAAP Statements of Operations Expanded (Unaudited) ($ in thousands) 3Q’25 4Q’25 1Q’26 2Q’26 3Q’26 3Q’26 YTD Revenues Fees and other $ 596,499 $ 715,110 $ 620,022 $ 704,969 $ 712,743 $ 2,037,734 Capital allocation-based income (loss) 627,018 776,171 (120,016) 1,136,455 508,369 1,524,808 Total revenues 1,223,517 1,491,281 500,006 1,841,424 1,221,112 3,562,542 Expenses Compensation and benefits: Cash-based compensation and benefits 213,966 248,226 237,188 237,025 239,375 713,588 Equity-based compensation 158,382 239,906 255,136 231,730 213,632 700,498 Performance allocation compensation 419,420 475,896 (66,148) 776,665 334,553 1,045,070 Total compensation and benefits 791,768 964,028 426,176 1,245,420 787,560 2,459,156 General, administrative and other 166,198 189,328 147,941 174,357 172,443 494,741 Depreciation and amortization 41,035 41,317 41,752 41,342 40,327 123,420 Interest expense 32,322 30,421 32,738 36,219 35,484 104,441 Total expenses 1,031,323 1,225,094 648,607 1,497,338 1,035,814 3,181,758 Investment income (loss) Net gains (losses) from investment activities 212 (181) (1,131) (9,053) 120,991 110,807 Interest, dividends and other 35,730 38,922 9,008 20,981 15,590 45,579 Total investment income (loss) 35,942 38,741 7,877 11,928 136,581 156,386 Income (loss) before income taxes 228,136 304,928 (140,724) 356,014 321,879 537,170 Income tax expense 28,906 22,512 (17,448) 36,342 58,034 76,928 Net income (loss) 199,230 282,416 (123,276) 319,672 263,845 460,242 Net income (loss) attributable to non-controlling interests 132,090 205,302 (121,822) 226,246 164,211 268,635 Net income (loss) attributable to TPG Inc. $ 67,140 $ 77,114 $ (1,454) $ 93,426 $ 99,634 $ 191,607 Tie to: -G P&L at front of deck -G-NG recon Make sure labels match Q and reflect any updates, many lines no longer linked to keep “gains (losses)” consistent Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 35 Non-GAAP Financial Measures Expanded Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. ($ in thousands) 3Q’25 4Q’25 1Q’26 2Q’26 3Q’26 3Q’26 YTD 3Q’26 LTM Fee-Related Revenues Management fees $ 461,338 $ 475,100 $ 475,119 $ 516,853 $ 572,867 $ 1,564,839 $ 2,039,939 Fee-related performance revenues 7,340 28,978 8,205 8,950 10,512 27,667 56,645 Transaction, monitoring and other fees, net 40,718 124,398 73,856 102,389 54,693 230,938 355,336 Fee-Related Revenues 509,396 628,476 557,180 628,192 638,072 1,823,444 2,451,920 Fee-Related Expenses Cash-based compensation and benefits, net 185,504 190,167 208,312 206,083 201,130 615,524 805,692 Fee-related performance compensation 3,671 14,489 4,103 4,475 5,255 13,833 28,322 Operating expenses, net 95,220 97,328 97,872 102,987 110,336 311,195 408,523 Fee-Related Expenses 284,395 301,984 310,287 313,545 316,721 940,552 1,242,537 Fee-Related Earnings 225,001 326,492 246,893 314,647 321,351 882,892 1,209,383 Realized performance allocations, net 30,424 47,628 67,745 35,357 6,690 109,792 157,420 Realized investment income and other, net 2,688 (13,670) 12,842 (17,813) (7,056) (12,027) (25,697) Depreciation expense (5,213) (5,035) (5,619) (5,917) (4,903) (16,439) (21,474) Interest expense, net (23,226) (19,235) (25,910) (29,800) (29,818) (85,528) (104,763) Distributable Earnings 229,674 336,180 295,951 296,474 286,264 878,690 1,214,869 Income taxes (15,312) (32,079) (14,321) (16,229) (21,450) (52,000) (84,079) After-Tax Distributable Earnings $ 214,362 $ 304,101 $ 281,630 $ 280,245 $ 264,814 $ 826,690 $ 1,130,790 Tie to: -NG P&L at front -G-NG qtrly in recon section

Reconciliations and Disclosures

TPG | 37 GAAP to Non-GAAP Financial Measures Reconciliation ($ in thousands) 3Q’25 4Q’25 1Q’26 2Q’26 3Q’26 3Q’26 YTD 3Q’26 LTM GAAP Revenue $ 1,223,517 $ 1,491,281 $ 500,006 $ 1,841,424 $ 1,221,112 $ 3,562,542 $ 5,053,823 Capital-allocation based income (627,018) (776,171) 120,016 (1,136,455) (508,369) (1,524,808) (2,300,979) Expense reimbursements (76,087) (73,161) (56,684) (66,601) (61,176) (184,461) (257,622) Investment income and other (11,016) (13,473) (6,158) (10,176) (13,495) (29,829) (43,302) Fee-Related Revenues $ 509,396 $ 628,476 $ 557,180 $ 628,192 $ 638,072 $ 1,823,444 $ 2,451,920 GAAP Expenses $ 1,031,323 $ 1,225,094 $ 648,607 $ 1,497,338 $ 1,035,814 $ 3,181,758 $ 4,406,853 Depreciation and amortization expense (41,035) (41,317) (41,752) (41,342) (40,327) (123,420) (164,738) Interest expense (32,322) (30,421) (32,738) (36,219) (35,484) (104,441) (134,862) Expense reimbursements (76,087) (73,161) (56,684) (66,601) (61,176) (184,461) (257,622) Performance allocation compensation (419,420) (475,896) 66,148 (776,665) (334,553) (1,045,070) (1,520,966) Equity-based compensation (158,382) (239,905) (255,136) (231,730) (213,632) (700,498) (940,403) Acquisition success fee (4,000) — — — — — — Non-core expenses and other (15,682) (62,410) (18,158) (31,236) (33,921) (83,316) (145,725) Fee-Related Expenses $ 284,395 $ 301,984 $ 310,287 $ 313,545 $ 316,721 $ 940,552 $ 1,242,537 ($ in thousands) 3Q’25 4Q’25 1Q’26 2Q’26 3Q’26 3Q’26 YTD 3Q’26 LTM Net income (loss) $ 199,230 $ 282,416 $ (123,276) $ 319,672 $ 263,845 $ 460,242 $ 742,657 Net loss (income) attributable to other non- controlling interests (97,715) (145,942) 29,242 (128,788) (63,957) (163,503) (309,445) Amortization expense 33,111 33,389 33,241 33,240 33,241 99,722 133,111 Equity-based compensation 160,133 238,435 256,576 231,730 213,631 701,937 940,372 Unrealized performance allocations, net (84,419) (86,684) 92,147 (180,418) (85,812) (174,083) (260,767) Unrealized investment income 28,439 (24,041) 33,614 (5,483) (133,120) (104,989) (129,030) Income taxes 13,594 (9,564) (31,722) 20,114 36,600 24,992 15,428 Acquisition success fee 4,000 — — — — — — Non-recurring and other (42,011) 16,092 (8,192) (9,822) 386 (17,628) (1,536) After-tax Distributable Earnings 214,362 304,101 281,630 280,245 264,814 826,690 1,130,790 Income taxes 15,312 32,079 14,321 16,229 21,450 52,000 84,079 Distributable Earnings 229,674 336,180 295,951 296,474 286,264 878,690 1,214,869 Realized performance allocations, net (30,424) (47,628) (67,745) (35,357) (6,690) (109,792) (157,420) Realized investment income and other, net (2,688) 13,670 (12,842) 17,813 7,056 12,027 25,697 Depreciation expense 5,213 5,035 5,619 5,917 4,903 16,439 21,474 Interest expense, net 23,226 19,235 25,910 29,800 29,818 85,528 104,763 Fee-Related Earnings $ 225,001 $ 326,492 $ 246,893 $ 314,647 $ 321,351 $ 882,892 $ 1,209,383 Tie to: -NG P&L at front -NG qtrly P&L -G P&L at front -G qtrly P&L

TPG | 38 GAAP to Non-GAAP Balance Sheet Highlights Reconciliation ($ in thousands) 2Q’26 3Q’26 Cash and cash equivalents - GAAP $ 944,663 $ 799,786 Impact of other consolidated entities (752,715) (687,849) Cash and cash equivalents - Non-GAAP 191,948 111,937 Investments - GAAP 9,625,886 10,277,810 Equity method and other investments (1,856,515) (2,065,863) Accrued performance allocation compensation (5,631,012) (5,934,509) Impact of other consolidated entities (769,876) (823,145) Net accrued performance 1,368,483 1,454,293 Investments - GAAP 9,625,886 10,277,810 Accrued performance allocations (7,769,371) (8,211,947) Impact of other consolidated entities (212,003) (278,970) Investments - Non-GAAP $ 1,644,512 $ 1,786,893 Tie to: -G B/S page -NG B/S page

TPG | 39 GAAP and Non-GAAP Performance Allocations Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. 1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022. 2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders. Three Months Ended September 30, 2026 GAAP Less: GAAP GAAP Less: Non-GAAP Non-GAAP ($ in thousands) Total(1) Unrealized Realized Adjustments(2) Realized Capital $ 292,003 $ 286,953 $ 5,050 $ 4,708 $ 342 Growth 74,529 64,821 9,708 7,664 2,044 Impact (27,067) (27,332) 265 210 55 Credit 88,275 68,100 20,174 16,285 3,889 Real Estate 23,491 22,252 1,240 984 256 Market Solutions 30,666 30,144 522 418 104 Total $ 481,897 $ 444,938 $ 36,959 $ 30,269 $ 6,690 Nine Months Ended September 30, 2026 GAAP Less: GAAP GAAP Less: Non-GAAP Non-GAAP ($ in thousands) Total(1) Unrealized Realized Adjustments(2) Realized Capital $ 492,526 $ 259,816 $ 232,710 $ 184,540 $ 48,170 Growth 154,551 (5,062) 159,613 129,849 29,764 Impact 137,101 82,471 54,630 43,100 11,530 Credit 326,114 242,650 83,464 67,106 16,358 Real Estate 277,601 258,340 19,261 15,395 3,866 Market Solutions 68,728 68,140 588 484 104 Total $ 1,456,621 $ 906,355 $ 550,266 $ 440,474 $ 109,792 Tie to NG P&L, NG column needs to tie to 10Q table in NG MD&A

GAAP and Non-GAAP Net Accrued Performance

As of June 30, 2026 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
GAAP Total	$ 3,361	$ 1,370	$ 989	$ 590	$ 762	$ 697	$ 7,769
Less: Excluded Assets[1]	50	164	—	—	4	—	218
Less: Non-GAAP Adjustments[2]	2,743	1,006	794	472	610	558	6,183
Non-GAAP Total	**$ 568**	**$ 200**	**$ 195**	**$ 118**	**$ 148**	**$ 139**	**$ 1,368**

As of September 30, 2026 ($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Market Solutions	Total
GAAP Total	$ 3,646	$ 1,435	$ 961	$ 658	$ 784	$ 727	$ 8,211
Less: Excluded Assets[1]	50	164	—	—	4	—	218
Less: Non-GAAP Adjustments[2]	2,973	1,058	772	526	628	582	6,539
Non-GAAP Total	**$ 623**	**$ 213**	**$ 189**	**$ 132**	**$ 152**	**$ 145**	**$ 1,454**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 40

TPG | 41 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Earnings margin (“FRE Margin”), fee-related revenues (“FRR”), and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 42 Definitions Acquisition refers to the Company’s acquisition of the business of Peppertree Capital Management, Inc. (“Peppertree” and, after the Acquisition, “TPG Peppertree”) on July 1, 2025. After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stockholders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; and iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee-Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments. Available capital is reduced for investments completed using fund-level subscription-related credit facilities. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles and CLOs, as well as increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through our CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 43 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include (i) unrealized performance allocations and related compensation expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) amortization, (v) net income (loss) attributable to non-controlling interests in consolidated entities, or (vi) certain other items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, and (v) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation- based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin (“FRE margin”) is defined as Fee-Related Earnings divided by fee-related revenues. Fee-related expenses is a component of FRE. Fee-related expenses differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-related revenues (“FRR”) is a component of FRE. Fee-related revenues is comprised of (i) management fees, (ii) fee-related performance revenues, and (iii) transaction, monitoring and other fees, net. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee-earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds. IPO refers to our initial public offering of Class A common stock of TPG Inc. that was completed on January 18, 2022. Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in investment funds that we manage. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business.

TPG | 44 Definitions (Cont’d) Operating profit margin is defined as U.S. GAAP net income divided by U.S. GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation, incentive fee or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Perpetual capital refers to AUM that has an indefinite term with no predetermined requirement to return invested capital to investors upon the realization of investments. We do not consider this AUM to be permanent without exception, as it can be subject to material reductions and even termination. Perpetual capital can be subject to material reductions from changes in valuation and withdrawals by, or payments to, investors and clients as well as termination by a client of, or failure to renew, its investment management agreement with TPG. Realizations represent proceeds from the disposition of investments and current income, and in the case of credit funds, distributions sourced from realization proceeds. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which own the Excluded Assets, and Tarrant Remain Co GP, LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to the corporate reorganization, which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with the IPO. Unless the context suggests otherwise, references in this report to “TPG,” “the Company,” “we,” “us” and “our” refer (i) prior to the completion of the Reorganization and IPO to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries and (ii) from and after the completion of the Reorganization and IPO to TPG Inc. and its consolidated subsidiaries. Total participating shares outstanding refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries; (ii) for periods beginning after giving effect to the Reorganization through November 1, 2023, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo and (iii) for periods after November 1, 2023, to TPG Operating Group II, L.P., a Delaware limited partnership, and its respective consolidated subsidiaries, including TPG Operating Group I, L.P. and TPG Operating Group III, L.P.